Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2012, relating to the financial statements and financial highlights which appears in the October 31, 2012 Annual Report of the Schroder North American Equity Fund and Schroder Global Quality  Fund (constituting part of Schroder Global Series Trust), Schroder U.S. Opportunities Fund and Schroder International Alpha Fund, (constituting Schroder Capital Funds (Delaware)) and Schroder International Multi-Cap Value Fund, Schroder U.S. Small and Mid Cap Opportunities Fund, Schroder Emerging Market Equity Fund, Schroder Total Return Fixed Income Fund, and Schroder Absolute Return EMD and Currency Fund (constituting part of the Schroder Series Trust), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 31, 2013